                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 18, 1996, except for Notes 1, 5 and 7 as to which the date is November 13, 1996 in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-18291) and related Prospectus of Complete Wellness Centers, Inc. for the registration of 1,000,000 shares of its common stock and 1,000,000 redeemable common stock purchase warrants.



                                        /s/ ERNST & YOUNG LLP


Washington, D.C.
February 13, 1997